Exhibit 99.3

Marvel will host a webcast today for all investors at 9:00 a.m. EST available at: www.marvel.com/webcasts or www.fulldisclosure.com

MARVEL: CORRECTION OF ESTIMATED 2006 FULLY DILUTED SHARE COUNT

New York, New York – February 23, 2006 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, corrects a statement made on this morning’s earnings call. The correct, estimated 2006 fully diluted share count assumed in the Company’s updated fiscal 2006 guidance approximates 92.5 million shares. The Company’s fiscal 2006 diluted EPS guidance range is $0.44 - $0.55.

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

# # #